EXHIBIT 99.1
News
For Immediate Release	Contact:
April 23, 2015	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES REPORTS FIRST QUARTER EARNINGS
 OF $1.07 PER SHARE, EXCLUDING SPECIAL ITEMS,
 AN 84-PERCENT INCREASE OVER PRIOR YEAR
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Reported Earnings per Share were $1.01, including Acquisition Integration Costs
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Highlights:

•	Acquisition Highly Accretive
•	Synergies Tracking Well Ahead of Target
•	Operating Income Increased 121%
•	Operating Margin of 14.0%—20% Improvement
•	New 100,000-Ton Satellite Paper PCC Contract in China
•	Two New Commercial Agreements for FulFill® PCC High Filler Products
•	$40 Million Debt Reduction in the First Quarter

NEW YORK, April 23—Minerals Technologies Inc. (NYSE: MTX) today reported first quarter earnings per share of $1.07, excluding integration costs related to the acquisition of AMCOL International, an 84-percent increase over the $0.58 earnings per share for the same period in 2014.  Reported earnings per share were $1.01, including acquisition-related costs, for the first quarter of 2015.

"Minerals Technologies posted a solid financial performance for the first quarter, especially in light of the challenges presented by low oil prices and the slowdown in the steel industry," said chairman and chief executive officer Joseph C. Muscari. "We saw strong contribution in earnings from the three new business units, and continued to track well ahead of our synergies target. In addition, we paid down $40 million in debt."
Operating income, excluding special items, was $63.3 million, a 121-percent increase over the $28.7 million in the prior year and was 14.0 percent of sales. The company's worldwide sales increased 85 percent to $453.3 million from $244.4 million in the same period in 2014. Foreign exchange had an unfavorable impact on sales of $17.6 million. Operating income as reported increased 154 percent to $59.9 million from $23.6 million in the first quarter of 2014.

First quarter worldwide sales for the Specialty Minerals segment, which consists of the precipitated calcium carbonate (PCC) and Processed Minerals product lines, decreased 4 percent to $154.0 million. Foreign exchange had an unfavorable impact on sales of approximately $6.5 million or 4 percent. The segment's income from operations increased 7 percent to $23.1 million, and was 15.0 percent of sales. Foreign exchange had an unfavorable impact on segment operating income of $1.4 million or 6 percent.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, decreased to $121.7 million from the prior year. This decline was primarily attributable to the impact of foreign exchange and two paper mill closures that occurred in the first quarter of 2014.

"Our Paper PCC business has had several recent significant advances. We signed a contract for a new 100,000-ton satellite PCC plant with the Sun Paper Group in China that also includes a provision for Sun to evaluate our FulFill® PCC High Filler products.  This will bring our total number of satellite PCC plants in China to 10," said Mr. Muscari. "We also signed commercial agreements with a North American papermaker to use our FulFill® V-426 technology and with a European paper company to deploy FulFill® E-325. We now have 20 agreements with paper mills around the world to use this cost-saving technology."

Processed Minerals products first quarter sales increased 6 percent over the prior year to $32.3 million. Talc and the ground calcium carbonate product lines increased sales over the prior year 3 percent and 8 percent, respectively. Processed Minerals are used in the building materials, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

First quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, decreased 13 percent to $73.9 million compared with the first quarter of 2014. Foreign exchange had an unfavorable impact on sales growth of 6 percentage points. The Refractories segment recorded operating income of $8.3 million, or 11.2 percent of sales. The decrease in sales and operating income in the segment was driven by lower steel capacity utilization in North America and Europe and to foreign exchange.

The newly acquired business segments—Performance Materials, Construction Technologies and Energy Services—contributed to the solid financial performance.

Sales in the Performance Materials segment were $127.9 million, with operating income of $23.8 million, representing 18.6 percent of sales. Strong results were achieved in all three product lines within the segment.

Sales in the Construction Technologies segment were $38.9 million for the quarter with an operating income of $4.1 million, which represents operating income margin of 10.5 percent. Building Materials had a strong first quarter in North America but was partially offset by seasonal weakness in Environmental Products.

The Energy Services segment generated sales of $58.6 million for the first quarter, with operating income of $5.8 million and a 9.9 percent operating income margin. The offshore filtration and well testing product lines performed well in the first quarter. However, the segment continues to aggressively reduce costs to offset significant overcapacity in onshore oil and gas services caused by the oil price decline, particularly within Coil Tubing.

 "Our first quarter financial performance provides us with a good start for 2015," said Mr. Muscari. "Going forward, we will be closely monitoring the business situation in the Energy Services and Refractories segments and making adjustments as necessary.  We will also continue to be focused on integrating the new businesses, achieving additional synergies, and executing our strategies of geographic expansion and new product innovation."

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Minerals Technologies will sponsor a conference call tomorrow, April 24, 2015 at 11 a.m. The conference call will be broadcast live on the company web site: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2014 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Mar. 29,	Dec. 31,	Mar. 30,	Prior	Prior
	2015	2014	2014	Qtr.	Year

Net sales
Product sales	$394.7	$439.9	$244.4	(10)%	61%
Service revenue	58.6	76.1	0.0	(23)%	*
Total net sales	453.3	516.0	244.4	(12)%	85%

Cost of sales
Cost of goods sold	292.9	329.5	189.1	(11)%	55%
Cost of service revenue	43.8	54.1	0.0	(19)%	*
Total cost of sales	336.7	383.6	189.1	(12)%	78%

Production margin	116.6	132.4	55.3	(12)%	111%

Marketing and administrative expenses	45.5	50.0	21.5	(9)%	112%
Research and development expenses	5.9	6.4	5.1	(8)%	16%
Amortization expense of intangible assets acquired	1.9	1.9	0.0	0%	*
Acquisition related transaction and integration costs	3.4	2.4	5.1	42%	(33)%
Restructuring and other charges	0.0	31.4	0.0	*	*
Insurance / litigation settlement (gain)	0.0	(2.3)	0.0	*	*

Income from operations	59.9	42.6	23.6	41%	154%

Interest expense, net	(15.4)	(16.6)	(0.1)	(7)%	*
Other non-operating income (deductions), net	3.2	1.3	(0.2)	146%	*
Total non-operating deductions, net	(12.2)	(15.3)	(0.3)	(20)%	*

Income from continuing operations before tax and equity in earnings	47.7	27.3	23.3	75%	105%

Provision for taxes on income	12.1	6.0	7.0	102%	73%
Equity in earnings of affiliates, net of tax	0.4	0.6	0.0	(33)%	*

Income from continuing operations, net of tax	36.0	21.9	16.3	64%	121%

Income (loss) from discontinued operations, net of tax	0.0	0.1	0.0	*	*

Consolidated net income	36.0	22.0	16.3	64%	121%

Less: Net income attributable to non-controlling interests	0.9	0.7	0.7	29%	29%

Net Income attributable to Minerals Technologies Inc. (MTI)	$35.1	$21.3	$15.6	65%	125%

Weighted average number of common shares outstanding:

Basic	34.7	34.6	34.4

Diluted	34.9	34.9	34.7

Earnings per share attributable to MTI:

Basic:
Income from continuing operations attributable to MTI	$1.01	$0.61	$0.45	66%	124%
Income (loss) from discontinued operations attributable to MTI	0.00	0.01	0.00	*	*
Net Income attributable to MTI common shareholders	$1.01	$0.62	$0.45	63%	124%

Diluted:
Income from continuing operations attributable to MTI	$1.01	$0.61	$0.45	65%	123%
Income (loss) from discontinued operations attributable to MTI	0.00	0.00	0.00	*	*
Net Income attributable to MTI common shareholders	$1.01	$0.61	$0.45	65%	123%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended March 29, 2015, December 31, 2014, and March 30, 2014 each consisted of 88 days, 94 days, and 89 days, respectively.

2)
During the fourth quarter of 2014, as a result of the continuation of the restructuring program initiated in 2014, the Company announced an additional 2 percent reduction of its workforce over the 8 percent previously announced reduction for a total permanent reduction of approximately 10 percent of its workforce. In addition, the Company realigned its business operations to improve efficiencies and profitability through consolidation of certain manufacturing operations and administrative offices. The Company will consolidate two of its Construction Technologies' European operations and one in Asia into the others in these regions. In addition, the Company will consolidate one of its Performance Materials blending facilities within U.S. The Company also recognized impairment charges for certain underutilized coiled tubing equipment within the Energy Services segment in 2014.

The impairment and restructuring charges recorded in association with this program are as follows:

	(millions of dollars)	Quarter Ended
		Mar. 29,	Dec. 31,	Mar. 30
		2015	2014	2014

	Impairment of assets
	Performance Materials	$0.0	$0.4	$0.0
	Construction Technologies	0.0	11.7	0.0
	Energy Services	0.0	11.6	0.0
	Total impairment of assets charge	$0.0	$23.7	$0.0

	Restructuring and other costs
	Severance and other employee benefits
	Specialty Minerals	$0.0	$0.3	$0.0
	Refractories	0.0	0.1	0.0
	Performance Materials	0.0	2.4	0.0
	Construction Technologies	0.0	2.8	0.0
	Energy Services	0.0	1.4	0.0
		0.0	7.0	0.0

	Other costs
	Performance Materials	0.0	0.7	0.0

	Total restructuring and other costs	$0.0	$7.7	$0.0

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended March 29, 2015, December 31, 2014, and March 30, 2014, and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Mar. 29,	Dec. 31,	Mar. 30,
		2015	2014	2014
	Income from continuing operations attributable to MTI	$35.1	$21.2	$15.6

	Special items:
	Acquisition related transaction and integration costs	3.4	2.4	5.1
	Restructuring and other charges	0.0	31.4	0.0
	Insurance / litigation settlement (gain)	0.0	(2.3)	0.0
	Related tax effects on special items	(1.2)	(10.0)	(0.6)

	Income from continuing operations attributable to MTI, excluding special items	$37.3	$42.7	$20.1

	Diluted earnings per share, excluding special items	$1.07	$1.22	$0.58

4)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended March 29, 2015, December 31, 2014, and March 30, 2014  and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Mar. 29,	Dec. 31,	Mar. 30,
		2015	2014	2014
	Cash flow from continuing operations	$19.6	$119.8	$15.1
	Capital expenditures	24.2	19.4	11.3
	Free cash flow	$(4.6)	$100.4	$3.8

5)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Mar. 29,	Dec. 31,	Mar. 30,
		2015	2014	2014
	Interest income	$0.4	$1.2	$0.7
	Interest expense	(15.8)	(17.8)	(0.8)
	Foreign exchange gains (losses)	3.5	1.6	0.1
	Other deductions	(0.3)	(0.3)	(0.3)
	Non-operating income (deductions), net	$(12.2)	$(15.3)	$(0.3)

	Amortization of deferred financing costs of $1.0 million and $1.0 million are included in interest expense for the three months ended March 29, 2015 and December 31, 2014, respectively.

6)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, April 24, 2015 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
SALES DATA	Mar. 29,	Dec. 31,	Mar. 30,	Prior	Prior
	2015	2014	2014	Qtr	Year

United States	$267.9	$299.8	$134.4	(11)%	99%
International	185.4	216.2	110.0	(14)%	69%
Net Sales	$453.3	$516.0	$244.4	(12)%	85%

Paper PCC	$105.2	$113.2	$112.8	(7)%	(7)%
Specialty PCC	16.5	15.4	16.3	7%	1%
PCC Products	$121.7	$128.6	$129.1	(5)%	(6)%

Talc	$13.8	$13.8	$13.4	0%	3%
Ground Calcium Carbonate	18.5	17.2	17.2	8%	8%
Processed Minerals Products	$32.3	$31.0	$30.6	4%	6%

Specialty Minerals Segment	$154.0	$159.6	$159.7	(4)%	(4)%
`
Refractory products	$58.3	$72.5	$63.1	(20)%	(8)%
Metallurgical Products	15.6	20.4	21.6	(24)%	(28)%
Refractories Segment	$73.9	$92.9	$84.7	(20)%	(13)%

Metalcasting	$65.2	$72.0	$0.0	(9)%	*
Household, Personal Care & Specialty Products	41.8	41.8	0.0	0%	*
Basic Minerals & Other Products	20.9	27.6	0.0	(24)%	*
Performance Materials Segment	$127.9	$141.4	$0.0	(10)%	*

Environmental products	$11.4	$18.9	$0.0	(40)%	*
Building Materials & Other Products	27.5	27.1	0.0	1%	*
Construction Technologies Segment	$38.9	$46.0	$0.0	(15)%	*

Energy Services Segment	$58.6	$76.1	$0.0	(23)%	*

Net Sales	$453.3	$516.0	$244.4	(12)%	85%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Mar. 29,	Dec. 31,	Mar. 30,	Prior	Prior
SEGMENT OPERATING INCOME DATA	2015	2014	2014	Qtr.	Year

Specialty Minerals Segment	$23.1	$24.4	$21.5	(5)%	7%
% of Sales	15.0%	15.3%	13.5%
Refractories Segment	$8.3	$14.2	$9.2	(42)%	(10)%
% of Sales	11.2%	15.3%	10.9%
Performance Materials Segment	$23.8	$18.0	$0.0	32%	*
% of Sales	18.6%	12.7%
Construction Technologies Segment	$4.1	$(9.8)	$0.0	*	*
% of Sales	10.5%	-21.3%
Energy Services Segment	$5.8	$0.2	$0.0	*	*
% of Sales	9.9%	0.3%

Unallocated Corporate Expenses	$(1.8)	$(2.0)	$(2.0)	(10)%	(10)%

Acquisition related transaction costs	$(3.4)	$(2.4)	$(5.1)	*	*

Consolidated	$59.9	$42.6	$23.6	41%	154%
% of Sales	13.2%	8.3%	9.7%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.3	$0.0	*	*

Refractories Segment	$0.0	$(2.1)	$0.0	*	*

Performance Materials Segment	$0.0	$3.5	$0.0	*	*

Construction Technologies Segment	$0.0	$14.4	$0.0	*	*

Energy Services Segment	$0.0	$13.0	$0.0	*	*

Acquisition related transaction costs	$3.4	$2.4	$5.1	42%	(33)%

Consolidated	$3.4	$31.5	$5.1	(89)%	(33)%

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (acquisition related transaction costs set forth in the above table), for the quarterly periods ended March 29, 2015, December 31, 2014,  and March 30, 2014,  constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Mar. 29,	Dec. 31,	Mar. 30,	Prior	Prior
EXCLUDING SPECIAL ITEMS	2015	2014	2014	Qtr.	Prior Year

Specialty Minerals Segment	$23.1	$24.7	$21.5	(6)%	7%
% of Sales	15.0%	15.5%	13.5%
Refractories Segment	$8.3	$12.1	$9.2	(31)%	(10)%
% of Sales	11.2%	13.0%	10.9%
Performance Materials Segment	$23.8	21.5	$0.0	11%	*
% of Sales	18.6%	15.2%
Construction Technologies Segment	$4.1	4.6	$0.0	(11)%	*
% of Sales	10.5%	10.0%
Energy Services Segment	$5.8	13.2	$0.0	(56)%	*
% of Sales	9.9%	17.3%

Unallocated Corporate Expenses	$(1.8)	$(2.0)	$(2.0)	(10)%	(10)%

Consolidated	$63.3	$74.1	$28.7	(15)%	121%
% of Sales	14.0%	14.4%	11.7%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Millions of Dollars)
		March 29,	December 31,
		2015*	2014**

Current assets:
	Cash & cash equivalents	$193.9	$249.6
	Short-term investments	2.1	0.8
	Accounts receivable, net	414.8	412.6
	Inventories	207.4	211.8
	Prepaid expenses and other current assets	50.9	49.8
	Total current assets	869.1	924.6

	Property, plant and equipment	2,153.6	2,174.2
	Less accumulated depreciation	978.1	992.1
	Net property, plant & equipment	1,175.5	1,182.1

	Goodwill	768.3	770.9
	Intangible assets	210.2	212.1
	Other assets and deferred charges	136.4	137.0

	Total assets	$3,159.5	$3,226.7

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$6.0	$5.6
	Current maturities of long-term debt	0.4	0.3
	Accounts payable	169.0	170.4
	Other current liabilities	139.3	176.6
	Total current liabilities	314.7	352.9

	Long-term debt	1,418.4	1,455.5
	Deferred income taxes	313.1	314.5
	Other non-current liabilities	214.3	214.9
	Total liabilities	2,260.5	2,337.8

	Total MTI shareholders' equity	872.3	863.0
	Non-controlling Interest	26.7	25.9
	Total shareholders' equity	899.0	888.9

	Total liabilities and shareholders' equity	$3,159.5	$3,226.7

*	Unaudited
**	Condensed from audited financial statements.